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                                                                   EXHIBIT 13(h)


                               PURCHASE AGREEMENT
                               ------------------

     The PNC/(R)/ Fund, a Massachusetts business trust, and Provident Distributors, Inc. ("PDI"), a Delaware corporation, hereby agree as follows:

     1. The Fund hereby offers PDI and PDI hereby purchases ten Service, Series A Investor and Institutional Shares of the Fund's New Jersey Municipal Money Market Portfolio (the "New Jersey Municipal Money Market Shares") for $1 per share. The Fund hereby acknowledges receipt from PDI of funds in the total amount of $30 in full payment for the New Jersey Municipal Money Market Shares.

     2. PDI represents and warrants to the Fund that the New Jersey Municipal Money Market Shares are being acquired for investment purposes and not with a view to the distribution thereof.


          IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of _______________ 1995.


                                    THE PNC/(R)/ FUND


                                    By:
                                        -----------------------------
                                         its:




                                    PROVIDENT DISTRIBUTORS, INC.


                                    By:
                                        -----------------------------
                                         its: